UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K
_____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2018

New Age Beverages Corporation
(Exact name of registrant as specified in its charter)

Washington
(State or other jurisdiction of incorporation)

001-38014	27-2432263
(Commission File Number)	(IRS Employer Identification No.)

1700 E. 68th Avenue, Denver, CO 80229
(Address of principal executive offices) (Zip Code)

(303) 289-8655
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.01. Completion of Acquisition

On December 21, 2018, the transactions contemplated by the Plan of Merger (the “Merger Agreement”) between New Age Beverages Corporation, a Washington corporation (the “Company”), Morinda Holdings, Inc., a Utah corporation (“Morinda”) and New Age Health Sciences Holdings, Inc., a newly formed Utah corporation and wholly owned subsidiary of the Company (“Merger Sub”), were completed. Merger Sub was merged with and into Morinda and Morinda became a wholly-owned subsidiary of the Company. This transaction is referred to herein as the “Merger.”

Pursuant to the Merger Agreement, the Company paid the following consideration to Morinda’s equity holders and phantom stockholder, subject to certain adjustments described in the Merger Agreement: (i) $75 million in cash; (ii) 2,016,480 shares of the Company’s common stock; and (iii) 43,804 shares of Series D Preferred Stock (the “Preferred Stock”) providing for the potential payment of up to $15 million contingent upon Morinda achieving certain post-closing milestones, as further discussed herein.

Pursuant to the Certificate of Designations of Series D Preferred Stock (the “Certificate of Designations”), the holders of the Preferred Stock shall be entitled to receive a dividend of up to an aggregate of Fifteen Million Dollars ($15,000,000) (the “Milestone Dividend”) if the Adjusted EBITDA (as defined in the Certificate of Designations) of the Surviving Corporation (as defined in the Merger Agreement) is at least Twenty Million Dollars ($20,000,000) for the year ended December 31, 2019. The Milestone Dividend is payable on April 15, 2020 (the “Dividend Payment Date”). If the Adjusted EBITDA of the Surviving Corporation is less than Twenty Million Dollars ($20,000,000), the Milestone Dividend shall be adjusted based on applying a five times multiple to the difference between the Adjusted EBITDA of $20 million and actual Adjusted EBITDA for the year ended December 31, 2019 and adjusting accordingly to the $15 million Milestone Dividend. Additionally, the Company is required to pay an annual dividend to the holders of the Preferred Stock equal to an aggregate of 1.5% of the Milestone Dividend amount, payable on a pro rata basis. The Company may pay the Milestone Dividend and /or the annual dividend in cash or in kind, provided that if the Company chooses to pay in kind, the shares of common stock issued as payment therefore must be registered under the Securities Act of 1933, as amended (the “Securities Act”). The Preferred Stock shall terminate on the Dividend Payment Date.

The Company paid $1,062,500 in cash and 214,250 shares of common stock to a broker dealer in connection with the consummation of the Merger.

The common stock, Preferred Stock and the shares of common stock issuable upon conversion of the Preferred Stock have not been registered under the Securities Act, or the securities laws of any state, and were offered and issued (or will be issued) in reliance on the exemption from registration under the Securities Act, afforded by Section 4(a)(2).

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 21, 2018, the Company filed the Certificate of Designations with the Secretary of State of the State of Washington.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)       Financial Statements of Businesses Acquired.  In accordance with Item 9.01(a), (i) audited financial statements for the prior two fiscal years and (ii) unaudited financial statements for the nine-month interim period ended September 30, 2018 will be filed within 71 days of the filing of this Current Report.

(b)       Pro Forma Financial Information.  In accordance with Item 9.01(b), our pro forma financial statements will be filed within 71 days of the filing of this Current Report.

(d)       Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit	Description
3.1	Certificate of Designations filed on December 21, 2018

99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 27, 2018

NEW AGE BEVERAGES CORPORATION

By:	/s/ Gregory A. Gould
Gregory A. Gould
Chief Financial Officer

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